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                                                               Exhibit 24(b)
                                                          Form 10-K for 1997
                                                            File No. 1-11237

CERTIFICATE OF CORPORATE RESOLUTIONS

      I, Glen J. DuMont, an Assistant Secretary of AT&T Capital Corporation, hereby certify that the following resolutions were duly adopted by the Board of Directors of AT&T Capital Corporation by consent dated March 17, 1997:

      RESOLVED: that the Company's Annual Report on Form 10-K for 1997 substantially in the form presented to the Board is approved, with such changes as the Chief Financial Officer may approve, provided that any material changes will also be approved by the General Counsel and the Chief Executive Officer and that the Board of Directors will be advised of any material changes made in the financial statements (or related notes) in the Form 10-K; and

      FURTHER RESOLVED: that the Chief Executive Officer, the Chief Financial Officer and the Controller are each severally authorized to sign the Form 10-K in the name and on behalf of the Company.

Dated:  March 17, 1998

                                                       /s/ Glen J. DuMont
                                                       ------------------
                                                       Glen J. DuMont